                                                                  Exhibit 10.242

                               EARN-OUT AGREEMENT

     This EARN-OUT AGREEMENT ("Agreement") is made and entered into as of the 23rd day of June, 2004, by and among Hendon/Johns Creek Village, LLC, a Georgia limited liability company ("HJCV"), and J. Charles Johns Creek Village, LLC, a Georgia limited liability company ("JCJCV"), (each hereinafter referred to as a "Seller" and together the "Sellers"), and Inland Western Duluth John's Creek, a Delaware limited liability (hereinafter referred to as "Buyer") and Inland Western Retail Real Estate Trust, Inc., as guarantor ("Guarantor").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase Agreement dated as of the 13th day of April, 2004, as amended from time to time (collectively, the "Contract"), Buyer acquired at a closing (the "Initial Closing") on and as of the date hereof (the "Closing Date") from Sellers all of the outstanding equity interests of Hendon/JDN John's Creek Village, LLC, a Georgia limited liability company ("JDN"), the owner of certain real property known as John's Creek Village shopping center located in Duluth, Georgia (the "Property"); and

     WHEREAS, the Property is less than one hundred percent (100%) occupied on the Closing Date; and

     WHEREAS, pursuant to the Contract, if the Property is less than one hundred percent (100%) occupied on the Closing Date, in addition to the Initial Closing there shall be possible subsequent earn-out closing(s) to occur upon completion of the construction and leasing of vacant tenant space at the Property; and

     WHEREAS, Buyer will withhold from the portion of the purchase price payable to Sellers at the Initial Closing an aggregate of Seven Hundred Fifty Two Thousand Two Hundred Fifty Dollars ($752,250) as an allowance for tenant improvements and leasing commissions applicable to such vacant space (the "TI/LC Deposit"), which will be disbursed to the Sellers at such earn-out closing(s) in accordance with the terms of this Agreement.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10,00) in hand, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   EARN-OUT.

          A. Approximately 50,150 square feet of tenant space at the Property has not been fully constructed and/or leased as of the Closing Date (the "Vacant Space"). Buyer hereby hires Sellers to serve as Buyer's exclusive listing agent for all of the Vacant Space during the term of this Agreement, Sellers shall be responsible for negotiating the terms of the lease agreements and related matters and shall bear expenses incurred in connection therewith.

          B. Buyer shall make earn-out payments to Sellers at one or more closings ("Earn-out Closings") upon each tenant's Acceptance of its applicable portion of the Vacant Space. "Acceptance" shall mean that such tenant has executed a lease agreement, accepted and taken possession of its premises, opened for business and commenced full rental payments, including CAM, taxes and insurance on a pro rata basis and delivered a certificate of occupancy and tenant estoppel to Buyer. It shall be Sellers' responsibility and sole cost and expense for leasing out and paying all costs related to placing the tenants into their leaseable space. Once leased and Accepted as provided above, the premises occupied by a tenant shall be referred to hereunder as "Accepted Vacant Space." The amount of the earn-out payment to be paid to Sellers at each Earn-out Closing (the "Earn-out Amount") for the applicable Accepted Vacant Space shall be calculated according to the Earn-out Formula attached hereto as EXHIBIT A. Each Earn-out Closing shall occur upon at least ten (10) business days' prior written notice ("Notice") by Sellers to Buyer that one or more of the previously unleased spaces has been leased on terms substantially in accordance with EXHIBIT B hereto. The aggregate of all Earn-out Amounts payable hereunder is referred to as the "Aggregate Earn-out Amount," an estimate of which is set forth on EXHIBIT C hereto. Buyer shall have no obligation to pay any Earn-out Amount or consummate any Earn-out Closing with respect to any Notice sent after the date that is eighteen (18) months from the date hereof (the "Termination Date").

          C. The parties acknowledge and agree that the Aggregate Earn-out Amount and other data set forth on EXHIBIT C hereto are based on estimates of she parties made at the Closing Date and the actual Aggregate Earn-out Amount payable to Sellers may be greater or less than such estimate, depending on actual rent and lease obligations of the tenants.

          2. TI/LC DEPOSIT. The TI/LC Deposit is applicable to the Vacant Space on the basis of the sum of Three Dollars ($3.00) for leasing/brokerage commissions ("LC"), plus Twelve Dollars ($12.00) for tenant improvement allowances ("TI"), multiplied by the aggregate number of square feet in the Vacant Space (approximately 50,150 square feet). At each Earn-out Closing that occurs in accordance with Section 1 above, that portion of the TI/LC

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Deposit attributable to the applicable portion of the Vacant Space shall be paid to Sellers. To the extent that any funds remain in the TI/LC Deposit (and are not subject to an outstanding Notice) on the Termination Date, such funds shall be released to Buyer. To the extent that any funds remain in the TI/LC Deposit on the date that Earn-out Closings have occurred with respect to 100% of the Vacant Space, such funds shall be released to Sellers.

          3. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

If to Buyer:            Inland Western Retail Real Estate Trust, Inc.
                        2901 Butterfield Road
                        Oak Brook, Illinois 60523
                        Attn: Joseph Cosenza

with a copy to:         Charles J. Benvenuto, Esq.
                        2901 Butterfield Road
                        3rd Floor
                        Oak Brook, Illinois 60523

If to Sellers:          Hendon/Johns Creek Village, LLC
                        J. Charles Johns Creek Village, LLC
                        c/o Hendon Properties, Inc.
                        Two Live Oak Center
                        3445 Peachtree Road, NE, Suite 175
                        Atlanta, GA 30326
                        Attn: Mr. J. Charles Hendon, Jr.
                        Facsimile: (404) 262-2030

Copy to:                Hartman, Simons, Spielman & Wood, LLP
                        6400 Powers Ferry Road, NW, Suite 400
                        Atlanta, GA 30339
                        Attn: Robert D. Simons, Esq.
                        Facsimile: (770)952-7821

          4. TERM. The term of this Agreement shall be from the date hereof until the earlier of (i) Sellers' receipt of the Aggregate Earn-out Amount and TI/LC Deposit proceeds to which it is entitled under this Agreement or (ii) the Termination Date.

          5. COUNTERPARTS. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. This Agreement may be executed by facsimile.

          6. TIME OF ESSENCE. Time is of the essence with respect to the payments and other obligations of the parties under this Agreement.

          7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Georgia law.

          8. GUARANTEE. Buyer's obligation to make earn-out payments under this Agreement shall be unconditionally guaranteed by Guarantor.


                  [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Earn-out
Agreement to be signed and delivered as of the day and year first above written.

                              BUYER:

                              INLAND WESTERN DULUTH JOHN'S CREEK, L.L.C., a Delaware limited liability company

                              By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation


                              By: /s/ G. Joseph Cosenza
                                 ----------------------
                              Name: G. Joseph Cosenza
                                   --------------------
                              Its: [ILLEGIBLE]
                                  ---------------------

                              GUARANTOR:

                              INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

                              By: /s/ G. Joseph Cosenza
                                 ----------------------
                              Name: G. Joseph Cosenza
                                   --------------------
                              Its: [ILLEGIBLE]
                                  ---------------------


                              SELLERS:

                              HENDON/JOHNS CREEK VILLAGE, LLC,
                              a Georgia limited liability company


                              By: /s/ J. Charles Hendon, Jr.
                                 --------------------------------
                              Name: J. Charles Hendon, Jr.
                              Its:  Manager

                              J. CHARLES JOHNS CREEK VILLAGE, LLC,
                              a Georgia limited liability company

                              By: /s/ J. Charles Hendon, Jr.
                                 --------------------------------
                              Name: J. Charles Hendon, Jr.
                              Its:  Manager

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                          EXHIBIT A - EARN-OUT FORMULA

The Earn-out Amount to be paid at each Earn-out Closing in connection with any Accepted Vacant Space shall be determined as follows:

The actual Base Minimum Rent from the tenant (1) LESS the amount (if any) by which such tenant's actual obligation for CAM, tax contributions and insurance expenses is less than such tenant's proportionate share of such costs, and (2) PLUS the amount, if any, of such tenant's obligations to pay any additional costs or reimbursement for management fees, and/or administrative fees. The resulting amount shall be the "Total Gross Income" derived from the lease(s) for such Accepted Vacant Space. The Earn-out Amount for any lease(s) of Accepted Vacant Space shall be the Total Gross Income for such lease divided by 7.78%. Total payments to Sellers shall be comprised of the applicable Earn-out Amount plus the applicable amount of the TI/LC Deposit released from the holdback as provided in the Agreement.

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                         EXHIBIT B - LEASING PARAMETERS

1. The proposed used shall be a use typically found in retail centers of this type.

2. The proposed use does not violate any exclusions existing in any other tenant's lease or covenant's existing in any other documents of record.

3. The lease is for an original term of not less than 5 years nor more than 10 years.

4. No concessions shall be provided to the tenant which would be at Buyer's expense.

5. All leases shall be prepared substantially in accordance with the small shop lease form previously used by Sellers with respect to leases of premises in the Property, subject to commercially reasonable variances and prevailing market parameters, except in the case of tenants that require the use of their own form of lease agreement.

6. The proposed tenant has successful retail and/or business operating experience including, but not limited to, three years in the type of business to be operated at the leased premises (or, in the absence of such a three-year history, be an approved franchisee of a recognized franchisor).

7.   The proposed tenant/franchisor shall have more than one location.

8. The proposed tenant and/or lease guarantor has an aggregate net worth of at least two years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises up to 7,000 square feet.

9. Said leases shall average at least 2% increases per year over the primary term of the lease.

10. The tenant's lease will not include rent reductions or early termination clauses of any kind.

11. In addition to tenant's base rent, the leases will include 100% reimbursement for taxes, insurance and common area maintenance.

12. Buyer shall act in a commercially reasonable manner and in good faith during its review and determination of the creditworthiness of any tenant and/or guarantor. Also, Buyer agrees to respond to Sellers' deliveries of tenant/guarantor credit information within 5 business days of its receipt by Buyer; otherwise, said tenant/guarantor credit information shall be deemed approved by Buyer.

13. The lease renewals, if any, will not be less than the primary term amounts without tenant improvements, free rent, or leasing commissions paid for by Buyer.

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                EXHIBIT C - ESTIMATE OF AGGREGATE EARN-OUT AMOUNT


                              (see attached chart)

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INLAND PURCHASE PRICE ALLOCATION
AS OF APRIL 12, 2004

                                EARNOUT CLOSINGS

                       TENANT                                   SQ. FT.  RENT. PSS      TOTAL
TO BE LEASED                                                    15,000   $  14.00   $     210,000

HIBBITT SPORTS                                                   5,000   $  14.55   $      72,750
FLORIST                                                          1,600   $  18.00   $      28,800
TO BE LEASED (END CAP)                                           2,400   $  18.00   $      43,200
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TO BE LEASED (SUITE 155)                                         4,625   $  25.00   $     115,625

TO BE LEASED (SUITE 150)                                         6,250   $  23.00   $     149,750

TO BE LEASED (SUITE 145)                                         2,000   $  30.00   $      80,000
-------------------------------------------------------------------------------------------------

TO BE LEASED                                                     1,700   $  27.50   $      46,750

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LANE BRYANT (SUITES 185, 190, 195)                               4,860   $  27.30   $     132,678
TO BE LEASED (SUITE 180) POSSIBLE NUTRITION STORE                3,600   $  23.50   $      84,600
TO BE LEASED (SUITE 170)                                         1,800   $  23.00   $      36,800
TO BE LEASED (SUITE 175)                                         1,515   $  23.00   $      34,645
                                                                                    $           -

-------------------------------------------------------------------------------------------------

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TOTAL                                                           50,150   $  20.14   $   1,009,798

                   REIMBURSEMENTS:

CAM/TAXES/INSURANCE                                             50,150   $   2.50   $     125,375
MGT. RECAPTURE/ADMINISTRATIVE FEES                              50,150   $   0.57   $      28,385
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               TOTAL REIMBURSEMENTS                             50,150   $   3.07   $     153,760

              GROSS POTENTIAL INCOME                            50,150   $  23.20   $   1,163,558

VACANCY (5% OF SMALL SHOP RENT)                                 20,665   $  23.17   $      23,937
VACANCY (5% OF SMALL SHOP REIMBURSEMENT)                        20,665   $   3.07   $       3,379
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EFFECTIVE GROSS INCOME                                          50,150   $  22.66   $   1,136,242

                 OPERATING EXPENSES:

MANAGEMENT (3%)                                                 50,150   $  22.66   $      34,087
CAM                                                             50,150   $   1.00   $      50,150
TAXES                                                           50,150   $   0.25   $      12,538
INSURANCE                                                       50,150   $   1.25   $      62,688
RESERVES                                                        50,150   $   0.10   $       5,015

TOTAL EXPENSES                                                  50,150   $   3.28   $     164,477

                NET OPERATING INCOME                            50,150              $     971,765


DIVIDED BY: 7.35% CAP. RATE                                                                  7.35%

PURCHASE AMOUNT                                                                     $  13,221,294

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               INLAND'S DIVISOR FACTOR:

GROSS MINIMUM RENT                                                                  $   1,009,798
MGT. RECAPTURE/ADMINISTRATIVE FEES                                                  $      28,385
TOTAL GROSS INCOME                                                                  $   1,038,183

DIVIDED BY:                                                                                  7.78%

PURCHASE AMOUNT                                                                     $  13,344,259

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